UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2022

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 11, 2022, Senseonics Holdings, Inc. (the "Company") issued a press release announcing, among other things, its preliminary, unaudited financial results for the quarter ended December 31, 2021 and full year ended December 31, 2021, and its unaudited, estimated cash, cash equivalents and marketable securities of approximately $182 million as of December 31, 2021. These preliminary financial results and estimates are unaudited, based on currently available information and do not present all necessary information for a complete understanding of the Company’s financial condition as of December 31, 2021 or its results of operations for the quarter or year ended December 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information set forth in this Item 2.02 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 7.01 Regulation FD Disclosure.

On February 11, 2022, the Company issued a press release announcing, among other things, the receipt of U.S. Food Drug Administration approval of the six month Eversense® E-3 continuous glucose monitoring (“CGM”) system for marketing in the United States and its 2022 business outlook, including global net revenue expectations for the full year 2022.

The Company’s 2022 business outlook is based on the Company’s expected initiation of Eversense E3 commercialization in the U.S. in the second quarter of 2022, as well as the following additional key assumptions: the anticipated launch of the Eversense E3 system in Europe (where the earlier generation Eversense XL 180-day system is currently marketed) in the third quarter of 2022, subject to the receipt of regulatory approval; the approximately 600 Eversense users in the U.S. and 2,600 users in Europe as of year end 2021 upgrading to the next generation Eversense systems as they become commercially available; and current sales channel inventory levels of the 90-day Eversense CGM system in the U.S. and Eversense XL CGM system in Europe largely satisfying first quarter demand, which is expected to result in first quarter 2022 revenue being lower than fourth quarter 2021 revenue. Additionally, full year 2022 revenue is expected to be significantly weighted towards the back half of the year and, for the full year, OUS revenue is expected to be greater than U.S. revenue.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any of the Company’s filings under the Exchange Act or the Securities Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

On February 11, 2022, the Company issued a press release announcing the approval by the U.S. Food and Drug Administration (“FDA”) of the Eversense E3 CGM system for marketing and sale in the U.S. and providing its 2022 business outlook. In connection with providing this outlook, the Company is providing a business update, including information concerning the commercial strategy in contemplation of the launch of its next generation Eversense systems in the U.S. and, subject to pending regulatory approval, Europe through its commercialization partner, Ascensia Diabetes Care Holdings (AG) (“Ascensia”).

As previously described, in August 2020, the Company entered into a collaboration and commercialization agreement (the “Commercialization Agreement”) with Ascensia pursuant to which it granted Ascensia the exclusive right to distribute the 90-day Eversense continuous glucose monitoring system and the six month Eversense continuous glucose monitoring system worldwide (subject to regulatory approval in certain jurisdictions) for people with diabetes, with certain initial exceptions.

Pursuant to the Commercialization Agreement, in the United States, Ascensia began providing sales support for the 90-day Eversense product on October 1, 2020 and, during 2021, the parties transitioned full commercial responsibilities to Ascensia. In light of the previously announced delay in the FDA regulatory review of the Eversense E3 six month product in the U.S., Ascensia’s commercialization activities have, to date, focused on marketing the 90-day product in the United States, including reinitiating contact with potential prescribers. The Company believes that, following the Company’s temporary suspension of commercial sales and marketing of Eversense for new users during the COVID-19 pandemic and then initiation of commercial activities through Ascensia, a number of potential prescribers and users have been waiting for the commercial availability of the six month product.

As previously announced on January 4, 2022, the Company and Ascensia have been designing the go-to-market strategy for the U.S. six month product, subject to the receipt of regulatory approval for the Eversense E3 six month product. Now that the six month product has received regulatory approval for marketing and sale in the United States, the Company expects that Ascensia will begin commercializing Eversense E3 in the U.S. in the second quarter of 2022. As with any new product, the success of the commercial launch of the Eversense E3 product in the U.S. will be subject to significant uncertainty and risks, and will require time to ramp up. Key areas of strategic focus in the U.S. commercial launch of the six month product where performance will impact the success of the launch will be: (1) growing the installed base of users, (2) increasing patient awareness of Eversense above current levels in order to expand the population of Eversense users, through driving sales and marketing efforts on the Eversense E3 system, (3) increasing awareness and adoption of Eversense by healthcare providers, including high volume CGM prescribers, through expanded targeted marketing efforts, (4) educating patients and prescribers regarding the six month product and its benefits relative to the 90-day product, (5) continuing to grow the base of the authorized inserters through geographically targeted efforts so that potential users locating a qualified inserter of Eversense is not an impediment to adoption, (6) timely establishing and maintaining favorable payor coverage for the product, including transitioning commercial payors from 90-day coverage to six month coverage, and (7) Ascensia’s continued organizational development of its U.S. sales and marketing capabilities relative to CGM.

The Company and Ascensia are also developing plans for the roll-out of the Eversense E3 next generation six month product in Europe, which, subject to receipt of regulatory approval, is expected to offer reduced calibration requirements from the Eversense XL six month product currently marketed in Europe. The roll-out of this next generation product in Europe is similarly subject to uncertainties and potential delays, including regulatory approval and launch timing, and European revenues are dependent, among other things, on success of the following: (1) Ascensia’s continued organizational development of its European sales and marketing capabilities relative to CGM, and (2) more effective tender participation, particularly in Italian markets which favor an integrated offering. The U.S. and European commercialization plans are being designed with a goal of minimizing the impact to patients, providers, and ongoing sales of Eversense CGM systems.

The Company intends to provide more details concerning the commercialization strategy for the Eversense E3 six month product and the Company’s outlook for the year in its fourth quarter earnings release and during its related investor call on March 1, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 11, 2022, titled “Senseonics Holdings, Inc. Announces FDA Approval of the Eversense® E3 Continuous Glucose Monitoring System for Use for Up to 6 month; Provides 2022 Business Outlook.”
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

Forward-Looking Statements

Any statements in this report about future expectations, plans and prospects for the Company, including statements concerning the plans and timing of commercial launch of the Eversense E3 six month product in the U.S. and Europe, the receipt of European regulatory approval of the Eversense E3 product and the timing thereof, the Company’s expected revenues on an absolute or relative basis, patient and prescriber demand, Ascensia’s efforts and results in connection with the product launch, including Ascensia’s ability to (i) increase patient awareness of Eversense and grow the U.S. and European installed base of Eversense systems; (ii) increase awareness and adoption of Eversense by healthcare providers, (iii) educate patients and prescribers regarding the benefits of the six month product, (iv) continue to grow the base of authorized Eversense inserters, (v) establish and maintain favorable payor coverage for the six month product, including the transition of coverage from the 90-day to six month product, and (vi) continue developing its U.S. sales and marketing capabilities for CGM commercialization, as well as other statements containing the words “believe,” “expect,” “intend,” “may,” “projects,” “will,” “planned,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the commercial launch and commercial expansion of the Eversense six month product, including the ability to drive consumer, prescriber and inserter awareness and demand; uncertainties in insurer, regulatory and administrative processes and decisions; uncertainties with respect to patient and prescriber perceptions of and reactions to the product; the ability of Ascensia to effectively market and sell the Eversense E3 product in the U.S. and Europe; uncertainties in the duration and severity of the COVID-19 pandemic, and such other factors as are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, and the Company’s other filings with the SEC, including under the heading “Risk Factors.” In addition, the forward-looking statements included in this report represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2022	Senseonics Holdings, Inc.

	By:	/s/ Nick B. Tressler
Nick B. Tressler
Chief Financial Officer